Exhibit 3.1
Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NEUROCRINE BIOSCIENCES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF MARCH, A.D. 1996, AT 4:15 O`CLOCK P.M.

CERTIFICATE OF AGREEMENT OF MERGER, FILED THE TWENTIETH DAY OF MAY, A.D. 1996, AT 4 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 1999, AT 1 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF JULY, A.D. 2006, AT 2:24 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF MAY, A.D. 2016, AT 3 O`CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINETEENTH DAY OF OCTOBER, A.D. 2016, AT 5:59 O`CLOCK P.M.

2604831 8100H	Authentication: 203654877
SR# 20187251624	Date: 10-22-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	Page 2
The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “NEUROCRINE BIOSCIENCES, INC.”.

2604831 8100H	Authentication: 203654877
SR# 20187251624	Date: 10-22-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:15 PM 03/20/1996 960081385 – 2604831

CERTlFICATE OF INCORPORATION

OF

NEUROCRINE BIOSCIENCES, INC.

ARTICLE I

The name of the corporation is Neurocrine Biosciences, Inc. (the "Corporation").

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 55,000,000 shares. The number of shares of Common Stock authorized is 50,000,000. The number of shares of Preferred authorized is 5,000,000.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a)the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b)the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c)the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d)the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(e)the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g)voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h)limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i)such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Certificate of Incorporation.

ARTICLE V

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right .

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

1.Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2.Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3.Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII

In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the Corporation.

ARTICLE IX

Holders of stock of any class or series of this corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders, unless such cumulative voting is required pursuant to Sections 2115 and/or 301.5 of the California Corporations Code, in which event each such holder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

ARTICLE X

1.Number of Directors. The number of directors which constitutes the whole Board of Directors of the corporation shall be designated in the Bylaws of the corporation. The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meeting of stockholders held in 1997; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 1998; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 1999; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.

2.Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE XI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

ARTICLE XII

The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting securities of the corporation. voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or Article XII of this Certificate of Incorporation or Sections 2.3, 2.4, 2.5 or 3.2 of the Corporation’s Bylaws.

ARTICLE XIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XIV

The name and mailing address of the incorporator is:

Richard S. Arnold, Jr.

Wilson, Sonsini, Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304-1050

*   *   *

The undersigned incorporator hereby acknowledges that the above Certificate of Incorporation of Neurocrine Biosciences, Inc. is his act and deed and that the facts stated therein are true.

/s/ Richard S. Arnold, Jr
Richard S. Arnold, Jr.

Dated: March 20, 1996

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 05/20/1996 960145642 – 2604831

AGREEMENT AND PLAN OF MERGER

OF NEUROCRINE BIOSCIENCES, INC.

A DELAWARE CORPORATION

AND

A CALIFORNIA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER dated as of April 25, 1996, (the "Agreement") is between Neurocrine Biosciences, Inc., a Delaware corporation ("NeurocrineDelaware") and Neurocrine Biosciences, Inc., a California corporation ("Neurocrine-California"), Neurocrine-Delaware and Neurocrine-California are sometimes referred to herein as the "Constituent Corporations."

RECITALS

A.Neurocrine-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 55,000,000 shares, 50,000,000 of which are designated "Common Stock", S.001 par value and 5,000,000 of which are designated "Preferred Stock", $.001 par value. Of such authorized shares of Preferred Stock, all 5,000,000 shares are undesignated Preferred Stock. As of the date of this Agreement of Merger, 100 shares of Common Stock were issued and outstanding, all of which were held by Neurocrine-California. No shares of Preferred Stock were issued and outstanding.

B.Neurocrine-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 130,000,000 shares, 100,000,000 of which are designated "Common Stock", $.001 par value and 30,000,000 of which are designated "Preferred Stock", $.001 par value. Of such authorized shares of Preferred Stock, 12,000,000 shares are designated Series A Preferred Stock and 18,000,000 shares are undesignated Preferred Stock. As of the date of this Agreement of Merger, 12,368,262 shares of Common Stock, and no shares of Preferred Stock were issued and outstanding.

C.The Board of Directors of Neurocrine-California has determined that, for the purpose of effecting the reincorporation of Neurocrine-California in the State of Delaware, it is advisable and in the best interests of Neurocrine-California that Neurocrine-California merge with and into Neurocrine-Delaware upon the terms and conditions herein provided.

D.The respective Boards of Directors of Neurocrine-Delaware and Neurocrine-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Neurocrine-Delaware and Neurocrine-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Neurocrine-California shall be merged with and into Neurocrine-Delaware (the "Merger"), the separate existence of Neurocrine-California shall cease and Neurocrine-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be Neurocrine Biosciences, Inc.

1.2Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a)This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

(b)All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c)An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

1.3Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Neurocrine-California shall cease and Neurocrine-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Neurocrine-California’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Neurocrine-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Neurocrine-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Neurocrine-California in the same manner as if Neurocrine-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1Certificate of Incorporation. The Certificate of Incorporation of Neurocrine-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2Bylaws. The Bylaws of Neurocrine-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3Directors and Officers. The directors and officers of Neurocrine-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

3.1Neurocrine-California Common Shares. Upon the Effective Date of the Merger, each share of Neurocrine-California Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

3.2Neurocrine-California Options Warrants, Stock Purchase Rights and Convertible Securities.

(a)Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Neurocrine-California under, and continue, the option plans (including without limitation the 1992 Incentive Stock Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan) and all other employee benefit plans of Neurocrine-California. Each outstanding and unexercised option, warrants, other right to purchase, or security convertible into, Neurocrine-California Common Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each one share of Neurocrine-California Common Stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Neurocrine-California Right at the Effective Date of the Merger. This paragraph 3.2(a) shall not apply to Neurocrine-California Common Stock. Such Common Stock is subject to paragraph 3.1 hereof.

(b)A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Neurocrine-California Common Stock so reserved immediately prior to the Effective Date of the Merger.

(c)The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion (unless the holder was entitled to a fractional interest immediately prior to the Merger). In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to Neurocrine-Delaware’s 1992 Incentive Stock Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

Notwithstanding the foregoing, with respect to options issued under the NeurocrineCalifornia 1992 Incentive Stock Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

3.3Neurocrjne-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Neurocrine-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by NeurocrineDelaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Neurocrine-California Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Neurocrine-California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of Neurocrine-California Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Neurocrine-California so convened and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of the Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. GENERAL

4.1Covenants of Neurocrine-Delaware. Neurocrine-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a)Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

(b)File any and all documents with the California Franchise Tax Board necessary for the assumption by Neurocrine-Delaware of all of the franchise tax liabilities of Neurocrine-California.

(c)Take such other actions as may be required by the California General Corporation Law.

4.2further Assurances. From time to time, as and when required by Neurocrine-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Neurocrine-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Neurocrine-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Neurocrine-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Neurocrine-Delaware are fully authorized in the name and on behalf of Neurocrine-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Neurocrine-California or of Neurocrine-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Neurocrine-California or by the sole stockholder of Neurocrine-Delaware, or by both.

4.4Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.5Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

4.6Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3050 Science Park Road, San Diego, California 92121, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.7Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

4.8FIRPIA Notification. (a) On the Effective Date of the Merger, Neurocrine-California shall deliver to Neurocrine-Delaware, as agent for the shareholders of NeurocrineCalifornia, a properly executed statement (the "Statement") substantially in the form attached hereto as Exhibit A. Neurocrine-Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Neurocrine-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Neurocrine-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Neurocrine-Delaware as their agent and (ii) Neurocrine-Delaware shall be considered to have received a copy of the Statement at the request of the Neurocrine-California shareholders for purposes of satisfying Neurocrine-Delaware’s obligations under Treasury Regulation Section l.1445-2(c)(3).

(b)Neurocrine-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section l.897-2(h)(2).

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Neurocrine-Delaware and Neurocrine-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.
a Delaware corporation

	By:	/s/ Gary A. Lyons
Gary A. Lyons, President and Chief Executive Officer

ATTEST:

/s/ Michael J. O’Donnell,
Michael J. O’Donnell,
Secretary
NEUROCRINE BIOSCIENCES, INC.
a California corporation

	By:	/s/ Gary A. Lyons
Gary A. Lyons, President and Chief Executive Officer

ATTEST:

/s/ Michael J. O’Donnell,
Michael J. O’Donnell,
Secretary

EXHIBIT A

April 25, 1996

TO THE SHAREHOLDERS OF NEUROCRINE BIOSCIENCES, INC.:

In connection with the reincorporation (the "Reincorporation") in Delaware of Neurocrine Biosciences, Inc., a California corporation (the "Company"), pursuant to the Agreement and Plan of Merger (the ‘‘Agreement") dated as of April 25, 1996 between the Company and Neurocrine Biosciences, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Neurocrine-Delaware"), your shares of Company stock will be replaced by shares of stock in Neurocrine-Delaware.

In order to establish that (i) you will not be subject to tax under Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation and (ii) Neurocrine-Delaware will not be required under Section 1445 of the Code to withhold taxes from the Neurocrine-Delaware stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of Section 897(c) of the Code and the regulations issued thereunder.

A copy of this letter will be delivered to Neurocrine-Delaware pursuant to Section 4.8 of the Agreement.

Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

Sincerely,

Gary A. Lyons, Jr., President and
Chief Executive Officer

NEUROCRINE BIOSCIENCES

A Delaware corporation

OFFICERS’ CERTIFICATE

Paul Hawran certifies that:

1.He is the Senior Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc.,& corporation organized under the laws of the State of Delaware.

2.The corporation has authorized two classes of stock, designated “Common Stock” and ‘‘Preferred Stock,” respectively. There are series of Preferred Stock designated.

3.There are 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto. There are no shares of Preferred Stock outstanding.

4.The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

5.The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

Paul Hawran further declares under penalty of perjury under the laws of the States of Delaware and California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

Executed in San Diego, California on May 16, 1996.

/s/ Paul Hawran
Paul Hawran,
Senior Vice President
and Chief Financial Officer

NEUROCRINE BIOSCIENCES

A California corporation

OFFICERS’CERTIFICATE

Paul Hawran certifies that:

1.He is the Senior Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc., a corporation organized under the laws of the State of California.

2.The corporation has authorized two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively. There are no series of Preferred Stock designated.

3.There were 12,368,262 shares of Common Stock outstanding as of the record date (the “Recode Date”) and entitled to vote at the shareholders’ meeting at which the Agreement and Plan of Merger attached hereto was approved.

4.The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

5.The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, and more than 50% of the votes entitled to be cast by holders of Preferred Stock outstanding as of the Record Date a single class.

Paul Hawran further declares under penalty of perjury under the laws of the States of Delaware and California that he has read the foregoing certificate and knows the comments thereof and that the same is true of his own knowledge.

Executed in San Diego, California on May 16, 1996.

/s/ Paul Hawran
Paul Hawran,
Senior Vice President
and Chief Financial Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 12/20/1999
991548979 – 2604831

CERTIFICATE OF OWNERSHIP AND MERGER

OF

NORTHWEST NEUROLOGIC, INC.,

AN OREGON CORPORATION

WITH AND INTO

NEUROCRINE BIOSCIENCES, TNC.,

A DELAWARE CORPORATION

It is hereby certified that:

1.	Neurocrine Biosciences, Inc. (herein after referred to as the "Company") is a business corporation of the State of Delaware.
2.

The Company is the owner of all of the outstanding shares of each class of stock of Northwest Neurologic, Inc. (herein after referred to as "NNL"), which is a business corporation of the State of Oregon.

3.	The laws of the jurisdiction of organization of NNL permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.
4.	The Company hereby merges NNL into the Company.
5.	The following is a copy of the resolutions adopted on October 15, 1999 by the Board of Directors of the Company to merge NNL into the Company:

RESOLVED: that it is deemed advisable and in the best interest of the Company that the Company merge Northwest Neurologic, Inc., a wholly owned subsidiary of the Company and an Oregon corporation, with and into the Company such that the Company shall be the surviving corporation.

RESOLVED FURTHER: that the Company shall assume all obligations of Northwest Neurologic, Inc. and all the estate, property, rights, privileges, powers and franchise of Northwest Neurologic, Inc. shall be vested in and held by the Company.

RESOLVED FURTHER: that the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company be, and each of them hereby is, empowered and directed, on behalf of the Company to prepare or cause to be prepared ouch agreements, certificates and  documents and file, or cause to be filed, such agreements, certificates and documents as appropriate with the Delaware Secretary of State and Oregon Secretary of State;

RESOLVED FURTHER: that the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company be, and each of them hereby is, authorized to take whatever actions are deemed necessary or advisable to carry out the intent of the foregoing resolutions.

NOW THEREFORE BE IT RESOLVED: that the Company does hereby merge Northwest Neurologic, Inc. with and into itself.

Executed on this 25th day of October, 1999

Neurocrine Biosciences, Inc.

/s/ Margaret Valeur-Jensen
By: Margaret Valeur-Jensen
Vice President and General Counsel

State of Delaware
Secretary of State
Division of corporations
Delivered 02:24 PM 07/20/2006
FILED 02:24 PM 07/20/2006 SRV 060686818 – 2604831 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

NEUROCRINE BIOSCIENCES, INC.

NEUROCRINE BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by action taken at a duly noticed meeting, adopted a resolution proposing and declaring advisable that the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

"The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 115,000,000. The number of shares of Common Stock authorized is 110,000,000. The number of shares of Preferred Stock authorized is 5,000,000."

SECOND: That pursuant to resolutions of its Board of Directors, the amendment proposed was considered at the next annual- meeting of the stockholders of the Corporation. Such meeting was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 20th day of July, 2006.

By:	/s/ Margaret Valeur-Jensen
Margaret Valeur-Jensen
Executive Vice President, Secretary and General Counsel

State of Delaware
Secretary of State
Division of corporations
Delivered 03:00 PM 05/20/2016
FILED 03:00 PM 05/20/2016 SR 20163517985 File Number 2604831

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

NEUROCRINE BIOSCIENCES, INC.

NEUROCRINE BIOSCIENCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by action taken at a duly noticed meeting, adopted a resolution proposing and declaring advisable that the first paragraph of Article IV of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

"The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the Corporation is authorized to issue is 225,000,000. The number of shares of Common Stock authorized is 220,000,000. The number of shares of Preferred Stock authorized is 5,000,000."

SECOND: That pursuant to resolutions of its Board of Directors, the amendment proposed was considered at the next annual meeting of the stockholders of the Corporation. Such meeting was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 20th day of May, 2016.

By:	/s/ Darin Lippoldt
Darin Lippoldt
Chief Legal Officer

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.     The name of the corporation is NEUROCRINE BIOSCIENCES, INC.

2.     The Registered Office of the corporation in the State of Delaware is changed to

2711 Centerville Road, Suite 400                                                (street), in the City of _Wilmington, DE                      ,

County of New Castle                   Zip Code 19808                   . The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company                                                                                          .

3.     The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Darin Lippoldt
Authorized Officer

Name:	/s/ Darin Lippoldt, Chief Legal Officer
Print or Type

State of Delaware
Secretary of State
Division of corporations
Delivered 05:59 PM 10/19/2016
FILED 05:59 PM 10/19/2016 SR 20166278629 File Number 2604831